Exhibit 99.1
NESCO HOLDINGS, INC. CLOSES ACQUISITION OF
SPECIALTY EQUIPMENT RENTAL COMPANY TRUCK UTILITIES, INC.

Immediately Accretive Transaction Facilitates Deeper Penetration of
Minnesota, North Dakota and Kansas Markets

FORT WAYNE, IN., November 5, 2019 — Nesco Holdings, Inc. (NYSE: NSCO, “Nesco” or the “Company”), a leading provider of specialty rental equipment to the electric utility, telecom and rail end-markets, today announced that it has closed the previously announced acquisition of Minnesota-based Truck Utilities, Inc., a specialty rentals, service and truck upfitting company serving the electric transmission, distribution, telecom and other regional end-markets.
Truck Utilities provides specialized fleet and equipment, service, upfit, parts, tools and accessories to the Upper Midwest region from its three facilities located in St. Paul, Fargo and Kansas City. Truck Utilities’ current fleet includes 132 specialty units with an average age of 2.3 years and original equipment cost of $44 million.
“We are pleased to welcome Truck Utilities to the Nesco family and see the potential for significant synergies between our organizations,” said Lee Jacobson, CEO of Nesco. “We believe that Truck Utilities’ young, underutilized fleet, upfit capabilities and additional service locations will enhance our existing business. Nesco’s nationwide sales force and service network will bring scale to Truck Utilities existing platform and open the door to Nesco’s long-standing customer relationships.”
The purchase price is $42.2 million prior to certain capital expenditures to support fleet additions, as well as other customary adjustments. For the last twelve months ended September 30, 2019, Truck Utilities generated Adjusted EBITDA of $8.2 million. The transaction is anticipated to have the potential to create approximately $4 million of annual revenue and cost synergies. Nesco expects the transaction to be immediately accretive to earnings per share.
Nesco financed the transaction by drawing on its asset-based credit facility. As a result of the transaction, Nesco’s leverage metric declined on a pro forma basis (including anticipated synergies).
ABOUT NESCO
Nesco is one of the largest providers of specialty equipment, parts, tools, accessories and services to the electric utility transmission and distribution, telecommunications and rail markets in North America. Nesco offers its specialized equipment to a diverse customer base for the maintenance, repair, upgrade and installation of critical infrastructure assets including electric lines, telecommunications networks and rail systems. Nesco's coast-to-coast rental fleet of more than 4,300 units includes aerial devices, boom trucks, cranes, digger derricks, pressure drills, stringing gear, hi-rail equipment, repair parts, tools and accessories. Nesco is a listed company on the New York Stock Exchange under the ticker symbol “NSCO.” For more information, please visit www.nescospecialty.com.
FORWARD-LOOKING STATEMENTS
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Nesco’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in this press release. This press release is based on certain assumptions that Nesco has made in light of its experience in the industry as well as Nesco’s perceptions of historical trends, current conditions, expected future developments and other factors Nesco believes are appropriate in these circumstances. As you read and consider this press release, you should understand that these statements are not guarantees of performance or results. Many factors could affect Nesco’s actual performance and results and could cause actual results to differ materially from those expressed in this press release. All forward-looking statements attributable to Nesco or persons acting on their behalf are expressly qualified in their entirety by the foregoing cautionary statements. Important factors, among others, that may affect actual results or outcomes include: Nesco’s ability to execute on its plans to develop and market new products and the timing of these development programs; Nesco’s estimates of the size of the markets for its solutions; the rate and degree of market acceptance of Nesco’s solutions; the success of other competing technologies that may become available; Nesco’s ability to identify and integrate acquisitions; the performance and security of Nesco’s services; potential litigation involving Nesco; and general economic and market conditions impacting demand for Nesco’s services. For a more complete description of these and other possible risks and uncertainties, please refer to Capitol’s final prospectus and definitive proxy statement filed with the Securities and Exchange Commission on June 24, 2019 (as supplemented on June 24, 2019 and July 11, 2019, the "Proxy Statement/Prospectus") and incorporated by reference in the Current Report on Form 8-K filed with the SEC on August 1, 2019, as well as to our subsequent filings with the SEC. The forward-looking statements contained herein speak only as of the date hereof, and Nesco undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
INVESTOR CONTACT
Noel Ryan, IRC
720.778.2415
investors@nescospecialty.com